SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 30, 2011
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)

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Pennsylvania		27-2290659
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Registrant's telephone number, including area code:  (610) 933-2000

None
(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.02          Unregistered Sales of Equity Securities

On September 30, 2011, Customers Bancorp, Inc. (the “Company”) issued 419,000 shares of Common Stock, par value $1.00 per share, and 565,848, shares of Class B Non-Voting Common Stock, par value $1.00 per share (collectively, the “Purchased Shares”), each at a purchase price of $13.20 per share, for an aggregate purchase price of approximately $13 million.

The Purchased Shares were issued pursuant to an exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale were made directly to one individual who qualifies as an accredited investor under Rule 501 of Regulation D promulgated under the Securities Act, and no advertising or general solicitation was employed.  The Purchased Shares were not registered under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

Item 8.01          Other Events

On October 5, 2011, the Company issued a Press Release announcing the issuance of the Purchased Shares. The Press Release, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Item 9.01           Financial Statements and Exhibits

99.1            Press Release dated October 5, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By /s/ Thomas R. Brugger
Name: Thomas R. Brugger
Title: Executive Vice President
and Chief Financial Officer

Date:           October 6, 2011

EXHIBIT INDEX

99.1            Press Release dated October 5, 2011